Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [ ]
___________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation of organization if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street, Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
240 Greenwich Street
New York, NY  10286
(212) 635-1270
 (Name, address and telephone number of agent for service)
___________________________

MARATHON PETROLEUM CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1284632 (I.R.S. employer identification no.)
539 South Main Street Findlay, Ohio (Address of principal executive offices)	45840-3229 (Zip code)

___________________________
Senior Debt Securities
(Title of the indenture securities)
___________________________

Item 1.    General information.

    Furnish the following information as to the trustee:

    (a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

    (b)    Whether it is authorized to exercise corporate trust powers.
    Yes.
Item 2.     Affiliations with Obligor.
    If the obligor is an affiliate of the trustee, describe each such affiliation.
    None.
Item 16.    List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).
1.    A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
2.    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.     A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
4.    A copy of the existing by laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-229762).
5.    Not applicable.
6.    The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
7.    A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
8.    Not applicable.
9.    Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas, on the 12th day of May, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lisa McCants
	Name:	Lisa McCants
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

    At the close of business March 31, 2023, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands

ASSETS

Cash and balances due from
depository institutions:
    Noninterest-bearing balances and currency and coin………………………………………… 2,821
    Interest-bearing balances    524,227
Securities:
    Held-to-maturity securities     0
    Available-for-sale debt securities    1,038
Equity securities with readily determinable fair values not held for trading …………………………0
Federal funds sold and securities
    purchased under agreements to resell:
    Federal funds sold in domestic offices    0
    Securities purchased under agreements to resell    0
Loans and lease financing receivables:
    Loans and leases held for sale    0
    Loans and leases, held for investment ……………………0
    LESS: Allowance for loan and
    lease losses ………………………………………………0
    Loans and leases held for investment,
net of allowance ………………………………………… 0
Trading assets    0
Premises and fixed assets (including capitalized leases) ……………………………………………. . 14,362
Other real estate owned    0
Investments in unconsolidated subsidiaries and associated companies ……………………………………… 0
Direct and indirect investments in real estate ventures ……………………………………………………. .. 0
Intangible assets ……………………………………………………………………………………….856,313
Other assets    116,025

Total assets    $1,514,786

LIABILITIES

Deposits:
In domestic offices    1,079
    Noninterest-bearing…………………………………………………………… 1,079
    Interest-bearing …………………………………………………………………... 0
Federal funds purchased and securities
    sold under agreements to repurchase:
USA.607003403.3/EVN

    Federal funds purchased in domestic offices    0
    Securities sold under agreements to repurchase    0
Trading liabilities    0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)………………………………….. 0
Not applicable
Not applicable
Subordinated notes and debentures    0
Other liabilities    286,970
Total liabilities    288,049
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus ………………………………………………………………...0
Common stock    1,000
Surplus (exclude all surplus related to preferred stock)    325,877
Not available
Retained earnings    899,862
Accumulated other comprehensive income ……………………………………………………… -2
Other equity capital components……………………………………………………………………………... 0
Not available
Total bank equity capital ………………………………………………………………………….1,226,737
Noncontrolling (minority) interests in consolidated subsidiaries….……………………………………….. 0
Total equity capital    1,226,737
Total liabilities and equity capital    1,514,786

    I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

    Matthew J. McNulty     )    CFO

    We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    Antonio I. Portuondo, President      )
    Loretta A. Lundberg, Managing Director    )    Directors (Trustees)
    Jon M. Pocchia, Managing Director    )
USA.607003403.3/EVN